Exhibit 4.1

PUBLIC OFFERING SUBSCRIPTION AGREEMENT

Units, each Unit consisting of one share of Series A Convertible Preferred Stock and one Warrant to purchase one share of Class A Common Stock

of Twin Hospitality Group Inc.

This Subscription Agreement relates to the agreement of the undersigned investor (the “Investor”) to purchase Units (the “Units”), with each Unit consisting of (i) one share of Series A Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), and (ii) one warrant (“Warrant”) to purchase one share of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), to be issued by Twin Hospitality Group Inc., a Delaware corporation (the “Company”), for a purchase price of $ per Unit, for a total purchase price of $________________ USD (the “Subscription Price”), subject to the terms, conditions, acknowledgments, representations and warranties stated herein and in the final Offering Circular for the offering and sale of the Units (the “Offering”), dated , 2025 (the “Offering Circular”), forming a part of the Company’s Offering Statement on Form 1-A “qualified” by the U.S. Securities and Exchange Commission (the “SEC”) on , 2025. Capitalized terms used but not defined herein shall have the meanings given to them in the Offering Circular.

The Investor understands that if the Investor wishes to purchase Units, the Investor must complete this Subscription Agreement and submit the applicable Subscription Price as set forth herein. Subscription funds will be held by and at an FDIC insured bank in compliance with SEC Rule 15c2-4, with funds released to the Company at closing, through a clearing firm or an escrow account, as described in the Offering Circular. The Investor may pay the Subscription Price either through the Investor’s brokerage account held with the clearing firm or by forwarding funds directly to the escrow account. The escrow account will be maintained by Enterprise Bank & Trust, as escrow agent. In the event that the Offering is terminated prior to the initial closing, the Units will not be sold to investors pursuant to the Offering, and all funds will be returned to investors from the escrow account without interest or deduction. Similarly, if the Offering is terminated after one or more closings, additional Units will not be sold, and any funds then held in escrow will be returned to investors from the escrow account without interest or deduction. The Investor understands that, if any portion of the Units intended to be purchased by the Investor is not sold in the Offering, any funds paid by the Investor for such unsold portion of the Units will be promptly returned to the Investor, without interest or deduction.

In order to induce the Company to accept this Subscription Agreement for the Units, and as further consideration for such acceptance, the Investor hereby makes, adopts, confirms, and agrees to all of the following covenants, acknowledgments, representations and warranties, with the full knowledge that the Company and its affiliates will expressly rely thereon in making a decision to accept or reject this Subscription Agreement:

1.	Type of Ownership

☐ Individual	☐ Joint	☐ Institution

2.	Investor Information

(The Investor must include a permanent street address even if the Investor’s mailing address is a P.O. Box.)

Individual/Beneficial Owner:	Joint-Owner/Minor: (If applicable.)
Name:	Name:
Social Security/Tax ID Number:	Social Security/Tax ID Number:
Street Address:	Street Address:
City:	City:
State:	State:
Postal Code:	Postal Code:
Country:	Country:
Phone Number:	Phone Number:
Email Address:	Email Address:

3.	Investor Eligibility Certifications

(a)	The Investor understands that to purchase Units, the Investor must either be an “accredited investor”, as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or the Investor’s investment in the Units must be limited to a maximum of (i) 10% of the Investor’s net worth or annual income, whichever is greater, if the Investor is a natural person, or (ii) 10% of the Investor’s revenues or net assets, whichever is greater, for its most recently completed fiscal year, if the Investor is a non-natural person. The Investor understands that, if the Investor is a natural person, the Investor should determine the Investor’s net worth for purposes of these representations by calculating the difference between the Investor’s total assets and total liabilities. The Investor understands that this calculation must exclude the value of the Investor’s primary residence and may exclude any indebtedness secured by such primary residence (up to an amount equal to the value of such primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Units.

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(b)	The Investor hereby represents and warrants that the Investor meets the qualifications to purchase Units because:

☐	The Investor is an “accredited investor” (as defined in Rule 501 of Regulation D promulgated under the Securities Act).

☐	The aggregate Subscription Price for the Units the Investor is purchasing in the Offering does not exceed 10% of the Investor’s net worth or annual income, whichever is greater.

☐	The aggregate Subscription Price for the Units the Investor is purchasing in the Offering does not exceed 10% of the Investor’s revenues or net assets, whichever is greater.

(c)	The Investor hereby acknowledges and agrees that the Company reserves the right to, in its sole discretion, accept or reject this Subscription Agreement, in whole or in part, for any reason whatsoever, and to the extent not accepted, unused funds transmitted herewith shall be returned to the Investor in full, without any interest accrued thereon or deduction.

(d)	The Investor hereby acknowledges that the Investor has received the Offering Circular.

(e)	The Investor hereby accepts the terms of the Amended and Restated Certificate of Incorporation, and the Certificate of Designations for Series A Preferred Stock, of the Company.

(f)	The Investor hereby acknowledges and agrees that the Investor is purchasing the Units for the Investor’s own account.

(g)	The Investor hereby represents and warrants that the Investor is not on, and is not acting as an agent, representative, intermediary or nominee for any person identified on, the list of blocked persons maintained by the Office of Foreign Assets Control of the U.S. Department of Treasury. In addition, the Investor has complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering, including, but not limited to, the following laws: (i) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (ii) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

By making the foregoing representations, the Investor has not waived any right of action the Investor may have under federal or state securities law. Any such waiver would be unenforceable. The Company will assert the Investor’s representations as a defense in any subsequent litigation where such assertion would be relevant.

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4.	Electronic Signatures. Digital (“electronic”) signatures, often referred to as an “e-signature”, enable paperless contracts and help speed up business transactions. The 2001 E-Sign Act was meant to ease the adoption of electronic signatures. The mechanics of this Subscription Agreement’s electronic signature include the Investor signing this Agreement below by typing in the Investor’s name, with the underlying software recording the Investor’s IP address, the Investor’s browser identification, the timestamp, and a securities hash within an SSL encrypted environment. This electronically signed Subscription Agreement will be available to both the Investor and the Company, as well as any associated brokers, so they can store and access it at any time, and it will be stored by and accessible from DealMaker servers. Each of the Investor and the Company hereby consents and agrees that electronically signing this Agreement constitutes such party’s signature, acceptance, and agreement as if actually signed by such party in writing. Additionally, all parties agree that no certification authority or other third party verification is necessary to validate any electronic signature; and that the lack of such certification or third party verification will not in any way affect the enforceability of the Investor’s signature or resulting contract between the Investor and the Company. The Investor understands and agrees that the Investor’s e-signature executed in conjunction with the electronic submission of this Subscription Agreement shall be legally binding, and such transaction shall be considered authorized by the Investor. The Investor agrees that the Investor’s electronic signature is the legal equivalent of the Investor’s manual signature on this Subscription Agreement, and the Investor consents to be legally bound by the terms and conditions of this Subscription Agreement. Furthermore, each of the Investor and the Company hereby agrees that all current and future notices, confirmations and other communications regarding this Subscription Agreement specifically, and future communications between the parties in general, may be made by email, sent to the email address of record as set forth in this Subscription Agreement, or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically sent communication fails to be received for any reason, including, but not limited to, such communication being diverted to the recipient’s spam filters by the recipient’s email service provider, or due to a recipient’s change of address, or due to technology issues by the recipient’s service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including, but not limited to, postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to the Investor, and if the Investor desires physical documents, the Investor agrees to be satisfied by directly and personally printing, at the Investor’s own expense, the electronically sent communication(s), and maintaining such physical records in any manner or form that the Investor desires.

5.	Delivery Instructions. All shares of Series A Preferred Stock that are included in the Units will be issued in book entry form by the transfer agent for the Series A Preferred Stock. All Warrants that are included in the Units will be issued and delivered separately to each of the investors. Upon closing, the Investor will receive a notice of the Investor’s holdings delivered to the Investor’s address of record above.

6.	Jury Trial Waiver. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT BUT NOT INCLUDING CLAIMS UNDER THE FEDERAL SECURITIES LAWS) ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE ACTIONS OF EITHER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SUCH PARTY. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT. IN THE EVENT OF LITIGATION, THIS SUBSCRIPTION AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. BY AGREEING TO THIS WAIVER, THE SUBSCRIBER IS NOT DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

7.	Choice of Law and Jurisdiction. This Subscription Agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Delaware without giving effect to the principles of conflict of laws.

DealMaker Securities LLC is a broker-dealer registered with the U.S. Securities and Exchange Commission and a member of the Financial Industry Regulatory Authority and the Securities Investor Protection Corporation, and is the broker-dealer of record for the Offering.

[Signature page follows]

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By signing this Subscription Agreement electronically, the Investor is explicitly agreeing to receive documents electronically, including the Investor’s copy of this signed Subscription Agreement, as well as ongoing disclosures, communications and notices.

IN WITNESS WHEREOF, each parties hereto has caused this Subscription Agreement to be duly executed as of the date(s) set forth below.

SIGNATURES:

Subscriber:

Name:

Email:

Date:

ACCEPTANCE:

The Company hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

Dated as of: ____________________________

Twin Hospitality Group Inc.

By:
Name:	Kim A. Boerema
Title:	Chief Executive Officer and President

Email of the Company for notices and other communications hereunder:                              @ tprest.com

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U.S. ACCREDITED INVESTOR CERTIFICATE

The investor (the “Investor”) hereby represents and warrants that that the Investor is an “Accredited Investor”, as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and that the Investor meets at least one (1) of the following criteria (initial all that apply), or that the Investor is not an Accredited Investor and meets none of the following criteria (initial as applicable):

☐	The Investor is a bank, as defined in Section 3(a)(2) of the Securities Act; a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; an insurance company as defined in Section 2(a)(13) of the Securities Act; an investment company registered under the U.S. Investment Company Act of 1940, as amended, or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the United States Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; or an employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974, as amended, in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors;

☐	The Investor is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

☐	The Investor is either (i) a corporation, (ii) an organization described in Section 501(c)(3) of the Internal Revenue Code, (iii) a trust, or (iv) a partnership, in each case not formed for the specific purpose of acquiring the securities offered, and in each case with total assets in excess of $5,000,000;

☐	The Investor is a director, executive officer or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐	The Investor is a natural person (individual) whose own net worth, taken together with the net worth of the Investor’s spouse or spousal equivalent, exceeds $1,000,000, excluding equity in the Investor’s principal residence unless the net effect of his or her mortgage results in negative equity, the Investor should include any negative effects in calculating his or her net worth;

☐	The Investor is a natural person (individual) who had an individual income in excess of $200,000 (or joint income with the Investor spouse or spousal equivalent in excess of $300,000) in each of the two previous years and who reasonably expects a gross income of the same this year;

☐	The Investor is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act;

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☐	The Investor is an entity as to which all the equity owners are Accredited Investors. If this paragraph is initialed, the Investor represents and warrants that the Investor has verified all such equity owners’ status as an Accredited Investor;

☐	The Investor is a natural person (individual) who holds one of the following licenses in good standing: General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65);

☐	The Investor is an investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940, as amended, or registered pursuant to the laws of a state;

☐	The Investor is an investment adviser relying on the exemption from registering with the U.S. Securities and Exchange Commission under Section 203(l) or (m) of the Investment Advisers Act of 1940, as amended;

☐	The Investor is a rural business investment company as defined in Section 384A of the Consolidated Farm and Rural Development Act;

☐	The Investor is an entity, of a type not listed herein, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐	The Investor is a “family office”, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, as amended (17 CFR 275.202(a)(11)(G)-1):

(i)	with assets under management in excess of $5,000,000,

(ii)	that is not formed for the specific purpose of acquiring the securities offered, and

(iii)	whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

☐	The Investor is a “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, as amended (17 CFR 275.202(a)(11)(G)-1)), of a family office meeting the requirements in category 23 above and whose prospective investment in the issuer is directed by such family office as referenced above;

☐	The Investor is a natural person who is a “knowledgeable employee,” as defined in rule 3c-5(a)(4) under the Investment Company Act of 1940, as amended (17 CFR 270.3c-5(a)(4)), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in Section 3 of such Act, but for the exclusion provided by either Section 3(c)(1) or Section 3(c)(7) of such Act;

☐	The Investor is a corporation, Massachusetts or similar business trust, limited liability company or partnership, not formed for the specific purpose of acquiring the securities, with total assets of more than $5,000,000; or

☐	The Investor is not an Accredited Investor and does not meet any of the above criteria.

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DATED:

INVESTOR:
(Print Full Name of Entity or Individual)

By:
(Signature)

Name:
(If signing on behalf of entity)

Title:
(If signing on behalf of entity)

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